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                                                                 EXHIBIT (a)(36)

                               AMENDMENT NO. 30 TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                              OF ING MUTUAL FUNDS

         THIS AMENDMENT NO. 30 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF ING MUTUAL FUNDS is made as of the 23rd day of September, 2002 by the undersigned, constituting all of the Trustees of ING Mutual Funds (the "Trust").

         WHEREAS, the Amended and Restated Declaration of the Trust adopted as of December 17, 1992, as heretofore amended, designated certain Series of Interests of the Trust; and

         WHEREAS, pursuant to certain Agreements and Plans of Reorganization (the "Reorganizations") intended to result in the dissolution of certain series of the Trust, the Board of Trustees has authorized an amendment to the Declaration of Trust to dissolve seven series of Interests of the Trust as follows:

         ING Asia-Pacific Equity Fund;             ING LargeCap Growth Fund;
         ING Convertible Fund;                     ING Money Market Fund; and
         ING Equity and Income Fund;               ING Strategic Income Fund.
         ING High Yield Opportunity Fund;

         WHEREAS, the holders of a majority of the shares outstanding and entitled to vote have adopted the Reorganizations; and

         WHEREAS, pursuant to a Plan of Liquidation and Dissolution of Series intended to result in the dissolution of the "ING European Equity Fund" series of Interests of the Trust, the Board of Trustees has authorized an amendment to the Declaration of Trust to dissolve ING European Equity Fund as a series of Interests of the Trust.

         NOW, THEREFORE, the Board of Trustees hereby amends the Declaration of Trust as follows:

         The second sentence of Section 8.8 of the Declaration of Trust is hereby amended and restated to read in full as follows:

"Without limiting the authority of the Trustees set forth in this Section 8.8 to establish and designate any further series, the Trustees hereby establish and designate nine series, as follows:

         ING Emerging Countries Fund;              ING International Value Fund;
         ING Global Real Estate Fund;              ING Precious Metals Fund;
         ING Global Technology Fund;               ING Russia Fund; and
         ING International Fund;                   ING Worldwide Growth Fund"
         ING International SmallCap Growth Fund;

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IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ Paul S. Doherty                            /s/ Jock Patton
---------------------------------              ---------------------------------
Paul S. Doherty, as Trustee                    Jock Patton, as Trustee

/s/ J. Michael Earley                          /s/ David W.C. Putnam
---------------------------------              ---------------------------------
J. Michael Earley, as Trustee                  David W.C. Putnam, as Trustee

/s/ R. Barbara Gitenstein                      /s/ Blaine E. Rieke
---------------------------------              ---------------------------------
R. Barbara Gitenstein, as Trustee              Blaine E. Rieke, as Trustee

/s/ R. Glenn Hilliard                          /s/ John G. Turner
---------------------------------              ---------------------------------
R. Glenn Hilliard, as Trustee                  John G. Turner, as Trustee

/s/ Walter H. May                              /s/ Roger B. Vincent
---------------------------------              ---------------------------------
Walter H. May, as Trustee                      Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                        /s/ Richard A. Wedemeyer
---------------------------------              ---------------------------------
Thomas J. McInerney, as Trustee                Richard A. Wedemeyer, as Trustee